Exhibit 13

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF

FINANCIAL OFFICER PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of RedHill Biopharma Ltd. (the “Company”) on Form 20-F for the period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to such officer's knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 19, 2013

/s/ Dror Ben-Asher
Dror Ben-Asher
Chief Executive Officer

/s/ Ori Shilo
Ori Shilo
Deputy Chief Executive Officer Finance and Operations